SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 24, 2006

MICRON ENVIRO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

NEVADA

98-0202944

(State or other jurisdiction of

(I.R.S. Employer

incorporation or organization)

Identification No.)

789 West Pender Street, Suite 1205

Vancouver, British Columbia, Canada

V6C 1H2

(Address of principal executive offices)

 (Zip Code)

Registrant’s telephone number, including area code

604-646-6903

Commission File Number: 000-30258

__________________________

__________

(Former name or former address,

 (Zip Code)

if changed since last report.)

The  following   information   specifies   forward-looking   statements  of  our management.   Forward-looking   statements  are  statements  that  estimate  the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of  forward-looking  terminology such as "may",  "will",  "could",   "expect",   estimate",   "anticipate",   "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms.  Actual  results may differ  materially  from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following  information  represent estimates of future events and are subject to uncertainty as to possible changes in economic,  legislative,  industry,  and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among  reasonable  alternatives  require the  exercise of  judgment.  To the extent that the assumed events do not occur, the outcome may vary  substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those  forward-looking  statements.  No assurance can be given that any of the  assumptions  relating to the  forward-looking  statements specified in the following information are accurate, and we assume no obligation to update and such forward-looking statements.

 ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5. OTHER EVENTS

We are extremely pleased to announce that we have been informed by the operator that operations are now underway on the Martex oil and gas prospect in Jack and Palo Pinto County, Texas.  Drilling is expected to be completed within the next 10-14 days.

Bernard McDougall, our president stated, "It is great to be drilling again on our Texas prospect.  It has been many months coming and with the current price of oil and gas the timing would be tremendous for us to potentially add a new source of revenue.  When you couple this new conventional drilling with our recently announced entry into the world renowned Athabasca Oil Sands region of Alberta, clearly this could be an explosive period of growth for MSEV.  Also, our recent listing on the Frankfurt Stock Exchange has generated a large number of new enquiries from Europe regarding the future growth and current activities of the company, and we plan to enhance this interest further by hiring a European based investor relations firm.  Our goal is to be a mid-range oil and gas company and we feel with the direction the company is moving towards in terms of the massive Alberta Oil Sands, we are making strives to achieve this goal.”

We recently announced our entry in the Athabasca region of Alberta, Canada, which is the world's largest Oil Sands region. This new Oil Sands project is located just south of Fort McMurray, Alberta, and is in close proximity to major Oil Sands projects by Devon, Encana, and Cononco Philips. At a recent presentation, Encana's COO stated that Encana's Christina Lake Prospect, which is within 15 miles of our new prospect, could grow to produce 250,000 barrels per day. The closest Oil Sands project adjacent to our new project is the Whitesands Project that has stated reserves of 1.3 billion barrels of oil in place and has just initiated the start-up of a test plant.

We are an emerging oil and gas company with exposure to the Athabasca Oil Sands of Alberta, Canada, which is the largest Oil Sands region in the world, and we have production from multiple conventional oil and gas wells. We are one of if not the smallest market capitalized companies with exposure to the Alberta Oil Sands.  Our goal is to become a junior oil and gas producer that focuses on the exploration, discovery and delivery of gas and oil to the North American marketplace. We currently have multiple independent sources of oil and/or gas revenue from production in Canada and Texas. We are presently involved in multiple oil and gas prospects, and we continue to look for additional projects that would contribute to building our market capitalization including additional Oil Sands projects.

If you have any questions, please call us at (604) 646-6903. If you would like to be added to our update email list, please send an email to info@micronenviro.com requesting to be added.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.

ITEM 7. FINANCIAL STATEMENTS

Not Applicable.

ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable.

ITEM 9. REGULATION FD DISCLOSURE

Not Applicable.

ITEM 10. AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Not Applicable.

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

Not Applicable.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON ENVIRO SYSTEMS, INC.

/s/ Bernard McDougall

__________________________________

Bernard McDougall

President & Director

Date:         March 27, 2006